                                                                     Exhibit 5.1


                                          Stradling Yocca Carlson & Rauth
                                           A PROFESSIONAL CORPORATION                   SAN FRANCISCO OFFICE
                                                ATTORNEYS AT LAW                        44 MONTGOMERY STREET,
                                      660 NEWPORT CENTER DRIVE, SUITE 1600                   SUITE 2950
                                         NEWPORT BEACH, CA  92660-6422                SAN FRANCISCO, CALIFORNIA 94104
                                            TELEPHONE (949) 725-4000                  TELEPHONE  (415) 283-2240
                                            FACSIMILE (949) 725-4100                  FACSIMILE  (415) 283-2255

                                                                                           SANTA BARBARA OFFICE
                                                                                             302 OLIVE STREET
                                                                                         SANTA BARBARA, CALIFORNIA
                                                                                                   93101
                                                                                         TELEPHONE  (805) 564-0065
                                                                                         FACSIMILE  (805) 564-1044
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                                 March 27, 2001

Ceradyne, Inc.
3169 Redhill Avenue
Costa Mesa, California  92626

     Re:   Registration Statement on Form S-8 1994 Stock Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for Ceradyne, Inc., a Delaware corporation (the
"Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an additional
250,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), which may be issued and sold by the Company upon the exercise of options granted and to be granted under the Ceradyne, Inc. 1994 Stock Incentive Plan, as amended
(the "Plan").

     We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance and delivery and payment therefor in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement.

                              Very truly yours,

                              STRADLING YOCCA CARLSON & RAUTH


                              /s/  STRADLING YOCCA CARLSON & RAUTH